333 North Central Avenue Phoenix, AZ 85004	Financial Contacts:		Media Contact:
	Kathleen L. Quirk (602) 366-8016	David P. Joint (504) 582-4203	Eric E. Kinneberg (602) 366-7994
Freeport-McMoRan Copper & Gold Inc.
Reports Third-Quarter and Nine-Month 2012 Results

▪
Net income attributable to common stock for third-quarter 2012 was $824 million, $0.86 per share, compared with net income of $1.1 billion, $1.10 per share, for third-quarter 2011. Net income attributable to common stock for the first nine months of 2012 was $2.3 billion, $2.41 per share, compared with $3.9 billion, $4.10 per share, for the first nine months of 2011.

▪
Consolidated sales from mines for third-quarter 2012 totaled 922 million pounds of copper, 202 thousand ounces of gold and 21 million pounds of molybdenum, compared with 947 million pounds of copper, 409 thousand ounces of gold and 19 million pounds of molybdenum for third-quarter 2011.

▪
Consolidated sales from mines for the year 2012 are expected to approximate 3.6 billion pounds of copper, 1.0 million ounces of gold and 82 million pounds of molybdenum, including 930 million pounds of copper, 255 thousand ounces of gold and 20 million pounds of molybdenum for fourth-quarter 2012. Consolidated sales from mines for the year 2013 are expected to total 4.3 billion pounds of copper, 1.4 million ounces of gold and 90 million pounds of molybdenum.

▪
Consolidated unit net cash costs (net of by-product credits) averaged $1.62 per pound of copper for third-quarter 2012, compared with $0.80 per pound for third-quarter 2011. Based on current 2012 sales volume and cost estimates and assuming average prices of $1,700 per ounce for gold and $11 per pound for molybdenum for fourth-quarter 2012, consolidated unit net cash costs (net of by-product credits) are estimated to average approximately $1.50 per pound of copper for the year 2012.

▪
Operating cash flows totaled $526 million for third-quarter 2012 (net of $765 million in working capital uses and other tax payments) and $2.5 billion (net of $1.5 billion in working capital uses and other tax payments) for the first nine months of 2012, compared with $1.8 billion for third-quarter 2011 (including $256 million of working capital sources and other tax payments) and $5.9 billion (net of $126 million in working capital uses and other tax payments) for the first nine months of 2011. Based on current 2012 sales volume and cost estimates and assuming average prices of $3.70 per pound for copper, $1,700 per ounce for gold and $11 per pound for molybdenum for fourth-quarter 2012, operating cash flows are estimated to approximate $4.0 billion for the year 2012 (net of an estimated $1.4 billion in working capital uses and other tax payments).

▪
Capital expenditures totaled $971 million for third-quarter 2012 and $2.5 billion for the first nine months of 2012, compared with $717 million for third-quarter 2011 and $1.7 billion for the first nine months of 2011. Capital expenditures are expected to approximate $3.6 billion for the year 2012, including $2.2 billion for major projects and $1.4 billion for sustaining capital.

▪	At September 30, 2012, consolidated cash totaled $3.7 billion and total debt totaled $3.5 billion.

Freeport-McMoRan Copper & Gold                             1

PHOENIX, AZ, October 22, 2012 - Freeport-McMoRan Copper & Gold Inc. (NYSE: FCX) reported third-quarter 2012 net income attributable to common stock of $824 million, $0.86 per share, compared with $1.1 billion, $1.10 per share, for third-quarter 2011. Third-quarter 2012 net income included net credits for adjustments to Cerro Verde's deferred income taxes and to FCX's environmental obligations and related litigation reserves totaling $168 million ($0.18 per share), compared with net charges totaling $73 million ($0.07 per share) for third-quarter 2011. For the first nine months of 2012, FCX reported net income attributable to common stock of $2.3 billion, $2.41 per share, compared with $3.9 billion, $4.10 per share, for the first nine months of 2011.

James R. Moffett, Chairman of the Board, and Richard C. Adkerson, President and Chief Executive Officer, said, "Our global team continues to focus on execution of our plans to achieve efficient and safe production, effective cost management, investment in financially attractive projects and identification of additional reserves and resources. Our third quarter results reflect production growth in North America and Africa, offset by anticipated lower ore grades in Indonesia. As we look forward, we are on track to achieve meaningful increases in our production of copper as we return to higher grade ores at Grasberg and through the execution of brownfield expansions in the Americas and Africa, expected to add one billion pounds of copper annually over the next three years. We are positive about the long-term fundamentals of the metals we produce, our geographically diverse portfolio of large-scale operations with long-lived reserves and mineral resources and the strong track record of our team to execute our plans."

SUMMARY FINANCIAL AND OPERATING DATA

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2012		2011		2012		2011
Financial Data (in millions, except per share amounts)
Revenues[a]	$4,417		$5,195		$13,497		$16,718
Operating income	$1,411	[c]	$2,150	[c]	$4,456	[c]	$7,843	[c]
Net income attributable to common stock[b]	$824	[c,d]	$1,053	[c,d]	$2,298	[c,d,e]	$3,920	[c,d,e]
Diluted net income per share of common stock	$0.86	[c,d]	$1.10	[c,d]	$2.41	[c,d,e]	$4.10	[c,d,e]
Diluted weighted-average common shares outstanding	953		955		953		955
Operating cash flows	$526	[f]	$1,835	[f]	$2,509	[f]	$5,874	[f]
Capital expenditures	$971		$717		$2,518		$1,749

Mining Operating Data
Copper (millions of recoverable pounds)
Production	938		951		2,658		2,868
Sales, excluding purchases	922		947		2,676		2,875
Average realized price per pound	$3.64		$3.60		$3.63		$3.94
Site production and delivery costs per pound[g]	$2.03		$1.71		$2.00		$1.65
Unit net cash costs per pound[g]	$1.62		$0.80		$1.46		$0.84
Gold (thousands of recoverable ounces)
Production	204		385		707		1,202
Sales, excluding purchases	202		409		756		1,245
Average realized price per ounce	$1,728		$1,693		$1,666		$1,565
Molybdenum (millions of recoverable pounds)
Production	20		23		61		65
Sales, excluding purchases	21		19		62		60
Average realized price per pound	$13.62		$16.34		$14.79		$17.57

a.	Includes the impact of adjustments to provisionally priced sales recognized in prior periods (refer to the "Consolidated Statements of Income" on page IV for further discussion).

b.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur (refer to the "Consolidated Statements of Income" on page IV for a summary of net impacts from changes in these deferrals).

Freeport-McMoRan Copper & Gold                             2

c.
Includes net (credits) charges for adjustments to environmental obligations and related litigation reserves totaling $(85) million ($(68) million to net income attributable to common stockholders or $(0.07) per share) for third quarter 2012, $29 million ($23 million to net income attributable to common stockholders or $0.02 per share) for third-quarter 2011, $(19) million ($(16) million to net income attributable to common stockholders or $(0.02) per share) for the first nine months of 2012 and $78 million ($63 million to net income attributable to common stockholders or $0.07 per share) for the first nine months of 2011.

d.
The 2012 periods include a net credit of $100 million, net of noncontrolling interests ($0.11 per share) associated with adjustments to Cerro Verde's deferred income taxes. The 2011 periods include a charge of $50 million, net of noncontrolling interests ($0.05 per share) for additional taxes associated with Cerro Verde's election to pay a special mining burden during the remaining term of its current stability agreement. For further discussion refer to the supplemental schedule, "Provision for Income Taxes," on page XXVI, which is available on FCX's website, "www.fcx.com."

e.	Includes losses on early extinguishment of debt totaling $149 million ($0.16 per share) for the first nine months of 2012 and $60 million ($0.06 per share) for the first nine months of 2011.

f.
Includes working capital (uses) sources and other tax payments of $(765) million for third-quarter 2012, $256 million for third-quarter 2011, $(1.5) billion for the first nine months of 2012 and $(126) million for the first nine months of 2011.

g.
Reflects per pound weighted-average site production and delivery costs and unit net cash costs (net of by-product credits) for all copper mines, excluding net noncash and other costs. For reconciliations of per pound unit costs by operating division to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

OPERATIONS
Consolidated. Third-quarter 2012 consolidated copper sales of 922 million pounds were higher than the July 2012 estimate of 885 million pounds primarily reflecting higher production from North America and Africa and the timing of sales in South America. Third-quarter 2012 consolidated gold sales of 202 thousand ounces were lower than the July 2012 estimate of 225 thousand ounces primarily because of changes to mine plans at the Grasberg mine in Indonesia, which delayed access to higher grade material, and a slower than expected ramp-up at the Deep Ore Zone (DOZ) underground mine. Third-quarter 2012 consolidated copper and gold sales were lower than third-quarter 2011 sales of 947 million pounds of copper and 409 thousand ounces of gold primarily reflecting lower ore grades in Indonesia, partly offset by increased sales in North America and Africa.
Third-quarter 2012 consolidated molybdenum sales of 21 million pounds were higher than the July 2012 estimate of 20 million pounds and third-quarter 2011 sales of 19 million pounds.
Consolidated sales from mines for the year 2012 are expected to approximate 3.6 billion pounds of copper, 1.0 million ounces of gold and 82 million pounds of molybdenum, including 930 million pounds of copper, 255 thousand ounces of gold and 20 million pounds of molybdenum for fourth-quarter 2012. Expected gold sales for 2012 are approximately 50,000 ounces less than the July 2012 estimates because of lower gold production at Grasberg.
As anticipated, consolidated average unit net cash costs (net of by-product credits) of $1.62 per pound of copper in third-quarter 2012 were higher than unit net cash costs of $0.80 per pound in third-quarter 2011 primarily because of lower volumes in Indonesia (Indonesia unit net cash costs were $1.65 per pound in third-quarter 2012, compared with a net credit of $0.48 per pound in third-quarter 2011), lower by-product credits and higher mining costs.
Quarterly unit net cash costs will vary with fluctuations in sales volumes and average realized prices for gold and molybdenum. Assuming average prices of $1,700 per ounce of gold and $11 per pound of molybdenum for fourth-quarter 2012 and achievement of current sales volume and cost estimates, consolidated unit net cash costs (net of by-product credits) for FCX's copper mining operations are expected to average approximately $1.50 per pound of copper for the year 2012. The impact of price changes for fourth-quarter 2012 on consolidated unit net cash costs would approximate $0.004 per pound for each $50 per ounce change in the average price of gold and $0.004 per pound for each $2 per pound change in the average price of molybdenum. Assuming consistent commodity price assumptions, unit net cash costs for 2013 are expected to be lower than 2012 because of projected increased copper and gold volumes at Grasberg.

Freeport-McMoRan Copper & Gold                             3

North America Copper Mines. FCX operates seven open-pit copper mines in North America - Morenci, Bagdad, Safford, Sierrita and Miami in Arizona, and Tyrone and Chino in New Mexico. All of the North America mining operations are wholly owned, except for Morenci. FCX records its 85 percent joint venture interest in Morenci using the proportionate consolidation method. In addition to copper, certain of FCX's North America copper mines (Sierrita, Bagdad, Morenci and Chino) also produce molybdenum concentrates.
Operating and Development Activities. FCX has completed projects to increase production at its North America copper mines, including restarting certain mining and milling operations and increasing mining rates at Morenci and Chino. Ramp up activities at Chino are continuing, with annual production of approximately 250 million pounds of copper targeted in 2014. FCX continues to evaluate a number of opportunities to invest in additional production capacity at several of its North America copper mines. Exploration results in recent years indicate the potential for significant additional sulfide development in North America.
At Morenci, FCX is engaged in a project to expand mining and milling capacity to process additional sulfide ores identified through exploratory drilling. The approximate $1.4 billion project is targeting incremental annual production of approximately 225 million pounds of copper in 2014 through an increase in milling rates from the current level of 50,000 metric tons of ore per day to approximately 115,000 metric tons of ore per day and mining rates from the current level of 700,000 short tons per day to 900,000 short tons per day. FCX has received material permits and has commenced engineering and initial construction, and procurement activities are in progress.
Operating Data. Following is summary consolidated operating data for the North America copper mines for the third quarters and first nine months of 2012 and 2011:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	337	322	1,005	917
Sales, excluding purchases	331	307	1,030	914
Average realized price per pound	$3.58	$4.05	$3.66	$4.19

Molybdenum (millions of recoverable pounds)
Production[a]	8	10	27	27

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.97	$1.86	$1.88	$1.80
By-product credits, primarily molybdenum[b]	(0.32)	(0.55)	(0.37)	(0.52)
Treatment charges	0.12	0.11	0.12	0.10
Unit net cash costs[c]	$1.77	$1.42	$1.63	$1.38

a.	Reflects molybdenum production from certain of the North America copper mines. Sales of molybdenum are reflected in the Molybdenum division (refer to page 9).

b.	Molybdenum credits reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Consolidated copper sales volumes from North America of 331 million pounds in third-quarter 2012 were higher than third-quarter 2011 sales of 307 million pounds primarily reflecting increased production at the Chino mine.
FCX expects sales from the North America copper mines to approximate 1.3 billion pounds of copper for the year 2012, compared with 1.2 billion pounds of copper in 2011.
Average unit net cash costs (net of by-product credits) for the North America copper mines of $1.77 per pound of copper in third-quarter 2012 were higher than unit net cash costs of $1.42 per pound in third-quarter 2011 reflecting lower molybdenum credits and increased mining rates, partly offset by higher copper volumes.

Freeport-McMoRan Copper & Gold                             4

FCX estimates that average unit net cash costs (net of by-product credits) for the North America copper mines would approximate $1.67 per pound of copper for the year 2012, based on current sales volume and cost estimates and assuming an average molybdenum price of $11 per pound for fourth-quarter 2012. North America's average unit net cash costs for 2012 would change by approximately $0.01 per pound for each $2 per pound change in the average price of molybdenum for fourth-quarter 2012.

South America Mining. FCX operates four copper mines in South America - Cerro Verde in Peru and El Abra, Candelaria and Ojos del Salado in Chile. FCX owns a 53.56 percent interest in Cerro Verde, a 51 percent interest in El Abra, and an 80 percent interest in both the Candelaria and Ojos del Salado mining complexes. All operations in South America are consolidated in FCX's financial statements. South America mining includes open-pit and underground mining. In addition to copper, the Cerro Verde mine produces molybdenum concentrates, and the Candelaria and Ojos del Salado mines produce gold and silver.
Operating and Development Activities. During 2011, FCX commenced production from El Abra's sulfide ores. Production from the sulfide ore is expected to approximate 300 million pounds of copper per year, replacing the currently depleting oxide copper production.
At Cerro Verde, FCX is engaged in a large-scale concentrator expansion. The approximate $4.4 billion project would expand the concentrator facilities from 120,000 metric tons of ore per day to 360,000 metric tons of ore per day and provide incremental annual production of approximately 600 million pounds of copper and 15 million pounds of molybdenum beginning in 2016. An environmental impact assessment was filed in fourth-quarter 2011. Permitting is in an advanced stage and engineering and procurement of long-lead items is in progress. FCX expects to commence construction in 2013.
FCX is also engaged in pre-feasibility studies for a potential large-scale milling operation at El Abra to process additional sulfide material and to achieve higher recoveries. Exploration results at El Abra indicate the potential for a significant sulfide resource.
Operating Data. Following is summary consolidated operating data for the South America mining operations for the third quarters and first nine months of 2012 and 2011:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	311	325	908	969
Sales	308	322	895	965
Average realized price per pound	$3.68	$3.45	$3.63	$3.82

Gold (thousands of recoverable ounces)
Production	20	25	57	73
Sales	21	23	56	72
Average realized price per ounce	$1,736	$1,664	$1,678	$1,556

Molybdenum (millions of recoverable pounds)
Production[a]	2	2	6	8

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.63	$1.38	$1.58	$1.31
By-product credits	(0.25)	(0.36)	(0.26)	(0.36)
Treatment charges	0.17	0.13	0.16	0.17
Unit net cash costs[b]	$1.55	$1.15	$1.48	$1.12

a.	Reflects molybdenum production from Cerro Verde. Sales of molybdenum are reflected in the Molybdenum division (refer to page 9).

b.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning

Freeport-McMoRan Copper & Gold                             5

on page VII, which is available on FCX's website, "www.fcx.com."
Copper sales from South America mining of 308 million pounds in third-quarter 2012 were lower than third-quarter 2011 sales of 322 million pounds, primarily reflecting lower ore grades at Candelaria and timing of shipments.
FCX expects South America's sales to approximate 1.2 billion pounds of copper and 95 thousand ounces of gold for the year 2012, compared with 2011 sales of 1.3 billion pounds of copper and 101 thousand ounces of gold.
Average unit net cash costs (net of by-product credits) for South America of $1.55 per pound of copper in third-quarter 2012 were higher than unit net cash costs of $1.15 per pound in third-quarter 2011, primarily reflecting higher mining and input costs, including energy, lower by-product credits and the timing of profit sharing.
FCX estimates that average unit net cash costs (net of by-product credits) for South America mining would approximate $1.50 per pound of copper for the year 2012, based on current sales volume and cost estimates and assuming average prices of $1,700 per ounce of gold and $11 per pound of molybdenum for fourth-quarter 2012.

Indonesia Mining. Through its 90.64 percent owned and wholly consolidated subsidiary PT Freeport Indonesia, FCX operates the world's largest copper and gold mine in terms of reserves at its Grasberg operations in Papua, Indonesia. PT Freeport Indonesia produces copper concentrates, which contain significant quantities of gold and also silver.
Operating and Development Activities. FCX has several projects in progress in the Grasberg minerals district, primarily related to the development of the large-scale, high-grade underground ore bodies located beneath and nearby the Grasberg open pit. In aggregate, these underground ore bodies are expected to ramp up over several years to approximately 240,000 metric tons of ore per day following the currently anticipated transition from the Grasberg open pit in 2016. Substantial progress is being achieved to establish underground mine development and infrastructure required for large-scale underground operations. Development of both the Grasberg Block Cave and Deep Mill Level Zone is advancing. Access to these underground ore bodies is complete. Over the next five years, estimated aggregate capital spending on these projects is currently expected to average $700 million per year ($550 million per year net to PT Freeport Indonesia).
The high-grade Big Gossan underground mine, which began producing in fourth-quarter 2010, averaged 1,900 metric tons of ore per day in third-quarter 2012. Full rates of 7,000 metric tons of ore per day are expected in 2014.

Freeport-McMoRan Copper & Gold                             6

Operating Data. Following is summary consolidated operating data for the Indonesia mining operations for the third quarters and first nine months of 2012 and 2011:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	199	233	495	778
Sales	195	253	512	796
Average realized price per pound	$3.72	$3.29	$3.64	$3.82

Gold (thousands of recoverable ounces)
Production	182	357	641	1,123
Sales	178	384	691	1,168
Average realized price per ounce	$1,728	$1,695	$1,665	$1,565

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$2.96	$1.98	$3.20	$1.91
Gold and silver credits	(1.66)	(2.80)	(2.34)	(2.39)
Treatment charges	0.22	0.18	0.21	0.18
Royalty on metals	0.13	0.16	0.13	0.16
Unit net cash costs (credits)[a]	$1.65	$(0.48)	$1.20	$(0.14)

a.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Indonesia's third-quarter 2012 copper sales of 195 million pounds and gold sales of 178 thousand ounces were lower than third-quarter 2011 copper sales of 253 million pounds and gold sales of 384 thousand ounces, primarily reflecting anticipated lower ore grades. Third-quarter 2012 sales volumes for copper were similar to the July estimates, but gold volumes were approximately 10 percent below the July estimates because of changes to mine plans that delayed access to higher grade material, and a slower than expected ramp-up at the DOZ underground mine. The DOZ mine averaged 48,300 metric tons of ore per day in third-quarter 2012 and is expected to ramp up to 80,000 metric tons of ore per day in 2013. The slower than anticipated ramp-up reflects more extensive repairs required following the 2011 suspension of operations.
At the Grasberg mine, the sequencing of mining areas with varying ore grades also causes fluctuations in the timing of ore production resulting in varying quarterly and annual sales of copper and gold. FCX expects sales from Indonesia to approximate 0.7 billion pounds of copper and 0.9 million ounces of gold for the year 2012, compared with 846 million pounds of copper and 1.3 million ounces of gold for the year 2011. Indonesia's current sales estimates for 2012 are approximately 40 million pounds of copper and 45,000 ounces of gold lower than the July estimates because of mine plan changes in the Grasberg open pit, which delayed access to higher grade material, and a slower ramp-up of the DOZ mine. FCX expects sales from Indonesia to increase in the second half of 2013 as PT Freeport Indonesia gains access to higher ore grades.
Indonesia's unit net cash costs (including gold and silver credits) of $1.65 per pound of copper in third-quarter 2012 were significantly higher than unit net cash credits of $0.48 per pound in third-quarter 2011 primarily reflecting lower sales volumes.
Because of the fixed nature of a large portion of Indonesia's costs, unit costs vary from quarter to quarter depending on volumes of copper and gold sold, as well as average realized gold prices during the period. FCX estimates Indonesia's average unit net cash costs (net of gold and silver credits) would approximate $1.34 per pound of copper for the year 2012, based on current sales volume and cost estimates and assuming an average gold price of $1,700 per ounce for fourth-quarter 2012. Indonesia's unit net cash costs for 2012 would change by approximately $0.02 per pound for each $50 per ounce change in the average price of gold for fourth-quarter 2012. Assuming consistent commodity price assumptions, Indonesia's unit net cash costs for future periods are expected to be lower than 2012, as PT Freeport Indonesia accesses higher grade ore beginning in the second half of 2013.

Freeport-McMoRan Copper & Gold                             7

Africa Mining. Through its 56 percent owned and wholly consolidated subsidiary Tenke Fungurume Mining S.A.R.L (TFM), FCX operates the Tenke Fungurume (Tenke) mine in the Katanga province of the Democratic Republic of Congo (DRC). In addition to copper, the Tenke mine produces cobalt hydroxide.
Operating and Development Activities. FCX is nearing completion of a second phase of the project, which includes optimizing the current plant and increasing capacity. FCX is expanding the mill rate to 14,000 metric tons of ore per day and is completing construction of the related processing facilities that target the addition of approximately 150 million pounds of copper per year in 2013. The approximate $850 million project includes mill upgrades, additional mining equipment, a new tankhouse and a sulphuric acid plant expansion. Construction activities are progressing well and are expected to be substantially complete by year-end 2012. The addition of a second sulphuric acid plant is expected to be completed in 2015.
During third-quarter 2012, Tenke achieved record mining, milling and copper production rates. Improved performance and the second phase expansion are expected to enable copper production to exceed 400 million pounds for the year 2013, compared with initial design capacity of 250 million pounds per year.
FCX continues to engage in drilling activities, exploration analyses and metallurgical testing to evaluate the potential of the highly prospective minerals district at Tenke. These analyses are being incorporated in future plans to evaluate opportunities for expansion. Future expansions are subject to a number of factors, including economic and market conditions, and the business and investment climate in the DRC.
Operating Data. Following is summary consolidated operating data for the Africa mining operations for the third quarters and first nine months of 2012 and 2011:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Copper (millions of recoverable pounds)
Production	91	71	250	204
Sales	88	65	239	200
Average realized price per pound[a]	$3.55	$3.46	$3.54	$3.89

Cobalt (millions of contained pounds)
Production	8	6	20	18
Sales	8	6	19	19
Average realized price per pound	$8.24	$10.05	$8.36	$10.71

Unit net cash costs per pound of copper:
Site production and delivery, excluding adjustments	$1.63	$1.55	$1.54	$1.57
Cobalt credits[b]	(0.48)	(0.51)	(0.39)	(0.68)
Royalty on metals	0.08	0.08	0.08	0.09
Unit net cash costs[c]	$1.23	$1.12	$1.23	$0.98

a.	Includes point-of-sale transportation costs as negotiated in customer contracts.

b.	Net of cobalt downstream processing and freight costs.

c.
For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Copper sales from Africa of 88 million pounds in third-quarter 2012 were higher than third-quarter 2011 copper sales of 65 million pounds primarily reflecting higher mining and milling rates principally related to the ramp-up of the second phase expansion.
FCX expects Africa's sales to approximate 330 million pounds of copper and 25 million pounds of cobalt for the year 2012, compared with 283 million pounds of copper and 25 million pounds of cobalt for the year 2011.

Freeport-McMoRan Copper & Gold                             8

Africa's unit net cash costs (net of cobalt credits) of $1.23 per pound of copper in third-quarter 2012 were higher than unit net cash costs of $1.12 per pound in third-quarter 2011, primarily reflecting higher mining and input costs, including sulphuric acid and energy.
FCX estimates Africa's average unit net cash costs would approximate $1.25 per pound of copper for the year 2012, based on current sales volume and cost estimates and assuming an average cobalt price of $12 per pound for fourth-quarter 2012. Africa's unit net cash costs for 2012 would change by approximately $0.025 per pound for each $2 per pound change in the average price of cobalt for fourth-quarter 2012.

Molybdenum. FCX is the world's largest producer of molybdenum. FCX conducts molybdenum mining operations at its wholly owned Henderson underground mine and Climax open-pit mine in Colorado, and also sells molybdenum produced from its North and South America copper mines.
Operating and Development Activities. The newly commissioned Climax molybdenum mine, which includes a new 25,000 metric ton per day mill facility, began commercial production in May 2012. Depending on market conditions, production from Climax may ramp up to a rate of 20 million pounds of molybdenum per year during 2013, with potential to produce 30 million pounds of molybdenum per year. FCX intends to operate the Climax and Henderson mines in a flexible manner to meet market requirements. FCX believes that Climax is one of the most attractive primary molybdenum mines in the world, with large-scale production capacity, attractive cash costs and future growth options.
Operating Data. Following is summary consolidated operating data for the Molybdenum operations for the third quarters and first nine months of 2012 and 2011:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2012		2011	2012		2011
Molybdenum (millions of recoverable pounds)
Production	10	[a]	11	28	[a]	30
Sales, excluding purchases[b]	21		19	62		60
Average realized price per pound	$13.62		$16.34	$14.79		$17.57

Henderson's unit net cash cost per pound
of molybdenum[c]	$7.11		$6.24	$6.94		$6.19

a.
Molybdenum production from the Climax mine totaled 1 million pounds in third-quarter 2012 and 2 million pounds for the first nine months of 2012, reflecting production since the start of commercial operations in May 2012 (the 2011 periods reflect only production from the Henderson molybdenum mine).

b.	Includes sales of molybdenum produced at the North and South America copper mines.

c.
Reflects unit net cash costs for the Henderson molybdenum mine, excluding net noncash and other costs. For a reconciliation of unit net cash costs per pound to production and delivery costs applicable to sales reported in FCX's consolidated financial statements, refer to the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."

Consolidated molybdenum sales of 21 million pounds in third-quarter 2012 were higher than third-quarter 2011 sales of 19 million pounds. For the year 2012, FCX expects molybdenum sales to approximate 82 million pounds (including production of approximately 43 million pounds from the North and South America copper mines), compared with 79 million pounds in 2011 (including production of 45 million pounds from the North and South America copper mines).
Unit net cash costs at the Henderson mine of $7.11 per pound of molybdenum in third-quarter 2012 were higher than unit net cash costs of $6.24 per pound in third-quarter 2011 primarily reflecting lower volumes.
Based on current sales volume and cost estimates, FCX expects average unit net cash costs for the Henderson mine to approximate $7.00 per pound of molybdenum for the year 2012.

Freeport-McMoRan Copper & Gold                             9

EXPLORATION ACTIVITIES
FCX is actively conducting exploration activities near its existing mines with a focus on opportunities to expand reserves that will support the development of additional future production capacity in the large minerals districts where it currently operates. Exploration results indicate opportunities for significant future potential reserve additions in North and South America and in the Tenke Fungurume minerals district. The drilling data in North America continue to indicate the potential for expanded sulfide production.
Exploration spending for the year 2012 is expected to approximate $255 million, compared to $221 million in 2011. Exploration activities will continue to focus primarily on the potential for future reserve additions in FCX's existing minerals districts.

PROVISIONAL PRICING AND OTHER
For the first nine months of 2012, 45 percent of FCX's mined copper was sold in concentrate, 28 percent as cathode and 27 percent as rod from North America operations. Under the long-established structure of sales agreements prevalent in the industry, copper contained in concentrates and cathodes is provisionally priced at the time of shipment. The provisional prices are finalized in a contractually specified future month (generally one to four months from the shipment date) primarily based on quoted monthly average spot copper prices on the London Metal Exchange (LME). Because a significant portion of FCX's concentrate and cathode sales in any quarterly period usually remain subject to final pricing, the quarter-end forward price is a major determinant of recorded revenues and the average recorded copper price for the period. LME spot copper prices averaged $3.50 per pound during third-quarter 2012, compared to FCX's average realized price of $3.64 per pound.
At June 30, 2012, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 329 million pounds (net of intercompany sales and noncontrolling interests) recorded at an average price of $3.49 per pound. Adjustments to these provisionally priced copper sales favorably impacted third-quarter 2012 consolidated revenues by $24 million ($12 million to net income attributable to common stock or $0.01 per share), compared with adjustments to the June 30, 2011, provisionally priced copper sales that unfavorably impacted third-quarter 2011 consolidated revenues by $213 million ($100 million to net income attributable to common stock or $0.11 per share). Adjustments to the December 31, 2011, provisionally priced copper sales favorably impacted consolidated revenues by $101 million ($43 million to net income attributable to common stock or $0.05 per share) for the first nine months of 2012, compared with adjustments to the December 31, 2010, provisionally priced copper sales that unfavorably impacted consolidated revenues by $12 million ($5 million to net income attributable to common stock or $0.01 per share) for the first nine months of 2011.
At September 30, 2012, FCX had provisionally priced copper sales at its copper mining operations, primarily South America and Indonesia, totaling 325 million pounds of copper (net of intercompany sales and noncontrolling interests) recorded at an average of $3.72 per pound, subject to final pricing over the next several months. FCX estimates that each $0.05 change in the price realized from the September 30, 2012, provisional price recorded would have an approximate $23 million effect on its 2012 consolidated revenues ($11 million to net income attributable to common stock). The LME spot copper price closed at $3.68 per pound on October 19, 2012.
FCX defers recognizing profits on sales from its mining operations to Atlantic Copper and on 25 percent of Indonesia mining's sales to PT Smelting (PT Freeport Indonesia's 25 percent-owned Indonesian smelting unit) until final sales to third parties occur. FCX's net deferred profits on its inventories at Atlantic Copper and PT Smelting to be recognized in future periods' net income attributable to common stock totaled $105 million at September 30, 2012. Refer to the "Consolidated Statements of Income" on page IV for a summary of net impacts from changes in these deferrals. Quarterly variations in ore grades, the timing of intercompany shipments and changes in product prices will result in variability in FCX's net deferred profits and quarterly earnings.

Freeport-McMoRan Copper & Gold                             10

CASH FLOWS
FCX generated operating cash flows of $526 million for third-quarter 2012 and $2.5 billion for the first nine months of 2012. These amounts were net of working capital uses and other tax payments of $765 million for the third quarter and $1.5 billion for the nine-month period.
Based on current sales volume and cost estimates and assuming average prices of $3.70 per pound of copper, $1,700 per ounce of gold and $11 per pound of molybdenum for fourth-quarter 2012, FCX's consolidated operating cash flows are estimated to approximate $4.0 billion for the year 2012 (net of an estimated $1.4 billion in working capital uses and other tax payments). The impact of price changes for fourth-quarter 2012 on operating cash flows would approximate $80 million for each $0.10 per pound change in the average price of copper, $20 million for each $100 per ounce change in the average price of gold and $10 million for each $2 per pound change in the average price of molybdenum.
Capital expenditures, including capitalized interest, totaled $971 million for third-quarter 2012 and $2.5 billion for the first nine months of 2012. FCX's capital expenditures are currently estimated to approximate $3.6 billion for the year 2012 (including $2.2 billion for major projects and $1.4 billion for sustaining capital). Major projects for 2012 primarily include underground development activities at Grasberg and the expansion projects at Tenke, Cerro Verde and Morenci. FCX is also considering additional investments at several of its sites. Capital spending plans will continue to be reviewed and adjusted in response to changes in market conditions and other factors.

CASH AND DEBT
At September 30, 2012, FCX had consolidated cash of $3.7 billion. Net of noncontrolling interests' share, taxes and other costs, cash available to the parent company totaled $2.7 billion as shown below (in billions):

September 30,
2012
Cash at domestic companies[a]	$1.2
Cash at international operations	2.5
Total consolidated cash and cash equivalents	3.7
Less: Noncontrolling interests' share	(0.8)
Cash, net of noncontrolling interests' share	2.9
Less: Withholding taxes and other	(0.2)
Net cash available	$2.7

a. Includes cash at FCX's parent company and North America operations.
At September 30, 2012, FCX had $3.5 billion in debt. FCX had no borrowings and $44 million of letters of credit issued under its revolving credit facility, resulting in total availability of approximately $1.5 billion at September 30, 2012.
Annual interest cost savings associated with debt repayments since January 1, 2009, including the first-quarter 2012 refinancing, approximates $415 million per year (based on current interest rates).

FINANCIAL POLICY
FCX has a long-standing tradition of seeking to build shareholder value through investing in projects with attractive rates of return and returning cash to shareholders through common stock dividends and share purchases. FCX paid common stock dividends of $832 million during the first nine months of 2012. FCX's current annual dividend rate for its common stock is $1.25 per share. On September 26, 2012, FCX's Board of Directors (the Board) declared a regular quarterly dividend of $0.3125 per share, which will be paid on November 1, 2012. FCX intends to continue to maintain a strong financial position, invest aggressively in attractive growth projects and provide cash returns to shareholders. The Board will continue to review FCX's financial policy on an ongoing basis.

Freeport-McMoRan Copper & Gold                             11

WEBCAST INFORMATION
A conference call with securities analysts to discuss FCX's third-quarter 2012 results is scheduled for today at 10:00 a.m. Eastern Time. The conference call will be broadcast on the Internet along with slides. Interested parties may listen to the conference call live and view the slides by accessing "www.fcx.com." A replay of the webcast will be available through Friday, November 16, 2012.
-----------------------------------------------------------------------------------------------------------
FCX is a leading international mining company with headquarters in Phoenix, Arizona. FCX operates large, long-lived, geographically diverse assets with significant proven and probable reserves of copper, gold and molybdenum. FCX has a dynamic portfolio of operating, expansion and growth projects in the copper industry and is the world's largest producer of molybdenum.
FCX's portfolio of assets includes the Grasberg minerals district in Indonesia, the world’s largest copper and gold mine in terms of recoverable reserves; significant mining operations in the Americas, including the large-scale Morenci minerals district in North America and the Cerro Verde and El Abra operations in South America; and the Tenke Fungurume minerals district in the DRC. Additional information about FCX is available on FCX's website at "www.fcx.com."
Cautionary Statement and Regulation G Disclosure: This press release contains forward-looking statements in which FCX discusses its potential future performance. Forward-looking statements are all statements other than statements of historical facts, such as those statements regarding projected ore grades and milling rates, projected production and sales volumes, projected unit net cash costs, projected operating cash flows, projected capital expenditures, exploration efforts and results, mine production and development plans, the impact of deferred intercompany profits on earnings, liquidity, other financial commitments and tax rates, the impact of copper, gold, molybdenum and cobalt price changes, future dividend payments and potential share purchases. The words "anticipates," "may," "can," "plans," "believes," "estimates," "expects," "projects," "intends," "likely," "will," "should," "to be," and any similar expressions are intended to identify those assertions as forward-looking statements. The declaration of dividends is at the discretion of FCX's Board of Directors (the Board) and will depend on FCX's financial results, cash requirements, future prospects, and other factors deemed relevant by the Board.
FCX cautions readers that forward-looking statements are not guarantees of future performance and its actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause FCX's actual results to differ materially from those anticipated in the forward-looking statements include commodity prices, mine sequencing, production rates, industry risks, regulatory changes, political risks, the outcome of ongoing discussions with the Indonesian government, the potential effects of violence in Indonesia, the resolution of administrative disputes in the Democratic Republic of Congo, weather- and climate-related risks, labor relations, environmental risks, litigation results, currency translation risks and other factors described in more detail under the heading "Risk Factors" in FCX's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the U.S. Securities and Exchange Commission (SEC) as updated by FCX's subsequent filings with the SEC.
Investors are cautioned that many of the assumptions on which FCX's forward-looking statements are based are likely to change after its forward-looking statements are made, including for example commodity prices, which FCX cannot control, and production volumes and costs, some aspects of which FCX may or may not be able to control. Further, FCX may make changes to its business plans that could or will affect its results. FCX cautions investors that it does not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in assumptions, changes in business plans, actual experience or other changes, and FCX undertakes no obligation to update any forward-looking statements.
This press release also contains certain financial measures such as unit net cash costs per pound of copper and per pound of molybdenum. As required by SEC Regulation G, reconciliations of these measures to amounts reported in FCX's consolidated financial statements are in the supplemental schedule, "Product Revenues and Production Costs," beginning on page VII, which is available on FCX's website, "www.fcx.com."
# # #

Freeport-McMoRan Copper & Gold                             12

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA

	Three Months Ended September 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2012	2011	2012	2011
(FCX's net interest in %)
North America
Morenci (85%)[a]	136	134	132	129
Bagdad (100%)	51	48	49	48
Safford (100%)	37	36	40	34
Sierrita (100%)	38	46	38	44
Miami (100%)	14	17	15	15
Tyrone (100%)	21	19	21	19
Chino (100%)	39	22	35	18
Other (100%)	1	—	1	—
Total North America	337	322	331	307

South America
Cerro Verde (53.56%)	153	157	155	161
El Abra (51%)	85	72	74	73
Candelaria/Ojos del Salado (80%)	73	96	79	88
Total South America	311	325	308	322

Indonesia
Grasberg (90.64%)[b]	199	233	195	253

Africa
Tenke Fungurume (56%)[c]	91	71	88	65

Consolidated	938	951	922	947
Less noncontrolling interests	186	180	181	179
Net	752	771	741	768

Consolidated sales from mines			922	947
Purchased copper			45	51
Total copper sales, including purchases			967	998

Average realized price per pound			$3.64	$3.60

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	2	3	3	2
South America (80%)	20	25	21	23
Indonesia (90.64%)[b]	182	357	178	384
Consolidated	204	385	202	409
Less noncontrolling interests	21	38	21	41
Net	183	347	181	368

Consolidated sales from mines			202	409
Purchased gold			1	1
Total gold sales, including purchases			203	410

Average realized price per ounce			$1,728	$1,693

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	9	11	N/A	N/A
Climax (100%)	1	—	N/A	N/A
North America (100%)[a]	8	10	N/A	N/A
Cerro Verde (53.56%)	2	2	N/A	N/A
Consolidated	20	23	21	19
Less noncontrolling interests	1	1	1	1
Net	19	22	20	18

Consolidated sales from mines			21	19
Purchased molybdenum			—	—
Total molybdenum sales, including purchases			21	19

Average realized price per pound			$13.62	$16.34

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)[c]	8	6	8	6
Less noncontrolling interests	4	3	3	2
Net	4	3	5	4

Average realized price per pound			$8.24	$10.05

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.
c. Effective March 26, 2012, FCX's interest in Tenke Fungurume was prospectively reduced from 57.75 percent to 56 percent.

I

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Nine Months Ended September 30,
	Production		Sales
COPPER (millions of recoverable pounds)	2012	2011	2012	2011
(FCX's net interest in %)
North America
Morenci (85%)[a]	395	391	405	389
Bagdad (100%)	147	145	150	152
Safford (100%)	129	101	135	102
Sierrita (100%)	120	131	127	129
Miami (100%)	51	46	54	40
Tyrone (100%)	61	56	62	60
Chino (100%)	99	45	94	40
Other (100%)	3	2	3	2
Total North America	1,005	917	1,030	914

South America
Cerro Verde (53.56%)	443	502	440	503
El Abra (51%)	249	186	240	183
Candelaria/Ojos del Salado (80%)	216	281	215	279
Total South America	908	969	895	965

Indonesia
Grasberg (90.64%)[b]	495	778	512	796

Africa
Tenke Fungurume (56%)[c]	250	204	239	200

Consolidated	2,658	2,868	2,676	2,875
Less noncontrolling interests	526	540	517	538
Net	2,132	2,328	2,159	2,337

Consolidated sales from mines			2,676	2,875
Purchased copper			97	185
Total copper sales, including purchases			2,773	3,060

Average realized price per pound			$3.63	$3.94

GOLD (thousands of recoverable ounces)
(FCX's net interest in %)
North America (100%)	9	6	9	5
South America (80%)	57	73	56	72
Indonesia (90.64%)[b]	641	1,123	691	1,168
Consolidated	707	1,202	756	1,245
Less noncontrolling interests	71	119	76	124
Net	636	1,083	680	1,121

Consolidated sales from mines			756	1,245
Purchased gold			2	1
Total gold sales, including purchases			758	1,246

Average realized price per ounce			$1,666	$1,565

MOLYBDENUM (millions of recoverable pounds)
(FCX's net interest in %)
Henderson (100%)	26	30	N/A	N/A
Climax (100%)[d]	2	—	N/A	N/A
North America (100%)[a]	27	27	N/A	N/A
Cerro Verde (53.56%)	6	8	N/A	N/A
Consolidated	61	65	62	60
Less noncontrolling interests	3	4	3	3
Net	58	61	59	57

Consolidated sales from mines			62	60
Purchased molybdenum			—	—
Total molybdenum sales, including purchases			62	60

Average realized price per pound			$14.79	$17.57

COBALT (millions of contained pounds)
(FCX's net interest in %)
Consolidated - Tenke Fungurume (56%)[c]	20	18	19	19
Less noncontrolling interests	9	8	8	8
Net	11	10	11	11

Average realized price per pound			$8.36	$10.71

a. Amounts are net of Morenci's 15 percent joint venture partner's interest.
b. Amounts are net of Grasberg's joint venture partner's interest, which varies in accordance with the terms of the joint venture agreement.
c. Effective March 26, 2012, FCX's interest in Tenke Fungurume was prospectively reduced from 57.75 percent to 56 percent.
d. Includes results from the Climax molybdenum mine since the start of commercial operations in May 2012.

II

FREEPORT-McMoRan COPPER & GOLD INC.
SELECTED OPERATING DATA (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
100% North America Copper Mines
Solution Extraction/Electrowinning (SX/EW) Operations
Leach ore placed in stockpiles (metric tons per day)	922,100	872,200	967,700	841,700
Average copper ore grade (percent)	0.22	0.25	0.22	0.25
Copper production (millions of recoverable pounds)	211	199	639	582

Mill Operations
Ore milled (metric tons per day)	242,700	225,800	235,700	220,100
Average ore grades (percent):
Copper	0.37	0.38	0.37	0.37
Molybdenum	0.03	0.03	0.03	0.03
Copper recovery rate (percent)	85.4	84.5	83.5	83.5
Production (millions of recoverable pounds):
Copper	150	146	436	404
Molybdenum	8	10	27	27

100% South America Mining
SX/EW Operations
Leach ore placed in stockpiles (metric tons per day)	248,100	244,100	229,100	249,500
Average copper ore grade (percent)	0.55	0.54	0.55	0.48
Copper production (millions of recoverable pounds)	115	111	346	314

Mill Operations
Ore milled (metric tons per day)	191,400	185,700	190,000	192,300
Average ore grades:
Copper (percent)	0.59	0.66	0.58	0.66
Gold (grams per metric ton)	0.09	0.12	0.09	0.12
Molybdenum (percent)	0.02	0.02	0.02	0.02
Copper recovery rate (percent)	90.7	89.1	89.5	90.0
Production (recoverable):
Copper (millions of pounds)	196	214	562	655
Gold (thousands of ounces)	20	25	57	73
Molybdenum (millions of pounds)	2	2	6	8

100% Indonesia Mining
Ore milled (metric tons per day)	186,700	152,200	160,400	197,900
Average ore grades:
Copper (percent)	0.63	0.90	0.61	0.80
Gold (grams per metric ton)	0.46	1.14	0.60	0.92
Recovery rates (percent):
Copper	87.7	89.8	88.6	88.2
Gold	71.4	82.4	76.7	81.3
Production (recoverable):
Copper (millions of pounds)	199	237	495	803
Gold (thousands of ounces)	182	408	641	1,261

100% Africa Mining
Ore milled (metric tons per day)	13,600	12,000	12,900	10,800
Average ore grades (percent):
Copper	3.60	3.21	3.56	3.42
Cobalt	0.38	0.41	0.37	0.40
Copper recovery rate (percent)	92.9	91.4	91.6	92.0
Production (millions of pounds):
Copper (recoverable)	91	71	250	204
Cobalt (contained)	8	6	20	18

100% Henderson Molybdenum Mine
Ore milled (metric tons per day)	21,400	24,500	21,100	23,300
Average molybdenum ore grade (percent)	0.23	0.24	0.23	0.24
Molybdenum production (millions of recoverable pounds)	9	11	26	30

III

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In Millions, Except Per Share Amounts)
Revenues[a]	$4,417	$5,195	$13,497	$16,718
Cost of sales:
Production and delivery	2,592	2,570	7,642	7,504
Depreciation, depletion and amortization	298	257	856	756
Total cost of sales	2,890	2,827	8,498	8,260
Selling, general and administrative expenses	110	102	311	323
Exploration and research expenses	79	78	214	194
Environmental obligations and shutdown costs[b]	(73)	38	18	98
Total costs and expenses	3,006	3,045	9,041	8,875
Operating income	1,411	2,150	4,456	7,843
Interest expense, net[c]	(42)	(78)	(148)	(250)
Losses on early extinguishment of debt	—	—	(168)	(68)
Other (expense) income, net	(15)	28	23	40
Income before income taxes and equity in affiliated
companies' net earnings	1,354	2,100	4,163	7,565
Provision for income taxes[d]	(215)	(808)	(1,128)	(2,698)
Equity in affiliated companies' net earnings	1	2	—	14
Net income	1,140	1,294	3,035	4,881
Net income attributable to noncontrolling interests[d]	(316)	(241)	(737)	(961)
Net income attributable to FCX common stockholders[a,b,d,e]	$824	$1,053	$2,298	$3,920

Net income per share attributable to FCX common stockholders:
Basic	$0.87	$1.11	$2.42	$4.14
Diluted	$0.86	$1.10	$2.41	$4.10

Weighted-average common shares outstanding:
Basic	949	948	949	947
Diluted	953	955	953	955

Dividends declared per share of common stock	$0.3125	$0.25	$0.9375	$1.25

a.
Includes favorable (unfavorable) adjustments to provisionally priced copper sales recognized in the prior periods totaling $24 million ($12 million to net income attributable to common stockholders) in third-quarter 2012, $(213) million ($(100) million to net income attributable to common stockholders) in third-quarter 2011, $101 million ($43 million to net income attributable to common stockholders) for the first nine months of 2012 and $(12) million ($(5) million to net income attributable to common stockholders) for the first nine months of 2011.

b.
Includes net (credits) charges for adjustments to environmental obligations and related litigation reserves totaling $(85) million ($(68) million to net income attributable to common stockholders) for third quarter 2012, $29 million ($23 million to net income attributable to common stockholders) for third-quarter 2011, $(19) million ($(16) million to net income attributable to common stockholders) for the first nine months of 2012 and $78 million ($63 million to net income attributable to common stockholders) for the first nine months of 2011.

c.
Consolidated interest expense, excluding capitalized interest, totaled $56 million in third-quarter 2012, $105 million in third-quarter 2011, $210 million for the first nine months of 2012 and $325 million for the first nine months of 2011. Lower interest expense primarily reflects the impact of the first-quarter 2012 refinancing transaction.

d.
The 2012 periods include a net tax credit of $208 million ($108 million attributable to noncontrolling interests and $100 million to net income attributable to common stockholders) associated with adjustments to Cerro Verde's deferred income taxes. The 2011 periods include a tax charge of $57 million ($7 million attributable to noncontrolling interests and $50 million to net income attributable to common stockholders) for additional taxes associated with Cerro Verde's election to pay a special mining burden during the remaining term of its current stability agreement. For further discussion refer to the supplemental schedule, "Provision for Income Taxes," on page XXVI, which is available on FCX's website, "www.fcx.com."

e.
FCX defers recognizing profits on intercompany sales until final sales to third parties occur. Changes in these deferrals attributable to variability in intercompany volumes resulted in net (reductions) additions to net income attributable to common stockholders of $(34) million, $(0.04) per share, in third-quarter 2012, $99 million, $0.10 per share, in third-quarter 2011, $(69) million, $(0.07) per share, for the first nine months of 2012 and $116 million, $0.12 per share, for the first nine months of 2011.

IV

FREEPORT-McMoRan COPPER & GOLD INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30,	December 31,
	2012	2011
	(In Millions)
ASSETS
Current assets:
Cash and cash equivalents	$3,727	$4,822
Trade accounts receivable	1,424	892
Other accounts receivable	242	250
Inventories:
Mill and leach stockpiles	1,595	1,289
Materials and supplies, net	1,465	1,354
Product	1,374	1,226
Other current assets	353	214
Total current assets	10,180	10,047
Property, plant, equipment and development costs, net	20,294	18,449
Long-term mill and leach stockpiles	1,871	1,686
Long-term receivables	1,004	675
Intangible assets, net	321	325
Other assets	847	888
Total assets	$34,517	$32,070

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$2,531	$2,297
Dividends payable	299	240
Current portion of reclamation and environmental obligations	259	236
Accrued income taxes	59	163
Current portion of debt	2	4
Total current liabilities	3,150	2,940
Deferred income taxes	3,378	3,255
Reclamation and environmental obligations, less current portion	2,194	2,138
Long-term debt, less current portion	3,521	3,533
Other liabilities	1,531	1,651
Total liabilities	13,774	13,517
Equity:
FCX stockholders' equity:
Common stock	107	107
Capital in excess of par value	19,094	19,007
Retained earnings	1,953	546
Accumulated other comprehensive loss	(439)	(465)
Common stock held in treasury	(3,576)	(3,553)
Total FCX stockholders' equity	17,139	15,642
Noncontrolling interests	3,604	2,911
Total equity	20,743	18,553
Total liabilities and equity	$34,517	$32,070

V

FREEPORT-McMoRan COPPER & GOLD INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Nine Months Ended
	September 30,
	2012	2011
	(In Millions)
Cash flow from operating activities:
Net income	$3,035	$4,881
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	856	756
Stock-based compensation	77	92
Pension plan contributions	(114)	(29)
Net charges for reclamation and environmental obligations, including accretion	64	144
Payments of reclamation and environmental obligations	(148)	(131)
Losses on early extinguishment of debt	168	68
Deferred income taxes	223	419
Increase in long-term mill and leach stockpiles	(184)	(174)
Other, net	71	(26)
(Increases) decreases in working capital and other tax payments:
Accounts receivable	(603)	1,034
Inventories	(581)	(266)
Other current assets	(33)	(152)
Accounts payable and accrued liabilities	78	(101)
Accrued income taxes and other tax payments	(400)	(641)
Net cash provided by operating activities	2,509	5,874

Cash flow from investing activities:
Capital expenditures:
North America copper mines	(569)	(342)
South America	(659)	(431)
Indonesia	(624)	(463)
Africa	(428)	(89)
Molybdenum	(197)	(317)
Other	(41)	(107)
Other, net	(19)	24
Net cash used in investing activities	(2,537)	(1,725)

Cash flow from financing activities:
Proceeds from debt	3,023	37
Repayments of debt	(3,179)	(1,303)
Cash dividends paid:
Common stock	(832)	(1,186)
Noncontrolling interests	(76)	(350)
Contributions from noncontrolling interests	15	27
Net (payments for) proceeds from stock-based awards	(3)	2
Excess tax benefit from stock-based awards	7	23
Other, net	(22)	(9)
Net cash used in financing activities	(1,067)	(2,759)

Net (decrease) increase in cash and cash equivalents	(1,095)	1,390
Cash and cash equivalents at beginning of year	4,822	3,738
Cash and cash equivalents at end of period	$3,727	$5,128

VI

.FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS

PRODUCT REVENUES AND UNIT NET CASH COSTS
Unit net cash costs per pound of copper and molybdenum are measures intended to provide investors with information about the cash-generating capacity of FCX's mining operations expressed on a basis relating to the primary metal product for the respective operations. FCX uses this measure for the same purpose and for monitoring operating performance by its mining operations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. This measure is presented by other metals mining companies, although FCX's measures may not be comparable to similarly titled measures reported by other companies.

FCX presents gross profit per pound of copper in the following tables using both a “by-product” method and a “co-product” method. FCX uses the by-product method in its presentation of gross profit per pound of copper because (i) the majority of its revenues are copper revenues, (ii) it mines ore, which contains copper, gold, molybdenum and other metals, (iii) it is not possible to specifically assign all of FCX's costs to revenues from the copper, gold, molybdenum and other metals it produces, (iv) it is the method used to compare mining operations in certain industry publications and (v) it is the method used by FCX's management and Board of Directors to monitor operations. In the co-product method presentations, shared costs are allocated to the different products based on their relative revenue values, which will vary to the extent FCX's metals sales volumes and realized prices change.

FCX shows revenue adjustments for prior period open sales as separate line items. Because these adjustments do not result from current period sales, FCX has reflected these separately from revenues on current period sales. Noncash and other costs consist of items such as stock-based compensation costs, start-up costs, write-offs of equipment and/or unusual charges. They are removed from site production and delivery costs in the calculation of unit net cash costs. As discussed above, gold, molybdenum and other metal revenues at copper mines are reflected as credits against site production and delivery costs in the by-product method. Following are presentations under both the by-product and co-product methods together with reconciliations to amounts reported in FCX's consolidated financial statements.

VII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,183	$1,183	$103	$21	$1,307

Site production and delivery, before net noncash
and other costs shown below	649	584	71	13	668
By-product credits[a]	(105)	—	—	—	—
Treatment charges	40	39	—	1	40
Net cash costs	584	623	71	14	708
Depreciation, depletion and amortization	84	78	5	1	84
Noncash and other costs, net	40	38	1	1	40
Total costs	708	739	77	16	832
Revenue adjustments, primarily for pricing
on prior period open sales	5	5	—	—	5
Gross profit	$480	$449	$26	$5	$480

Copper sales (millions of recoverable pounds)	330	330
Molybdenum sales (millions of recoverable pounds)[c]			8

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.58	$3.58	$12.58

Site production and delivery, before net noncash
and other costs shown below	1.97	1.77	8.60
By-product credits[a]	(0.32)	—	—
Treatment charges	0.12	0.12	—
Unit net cash costs	1.77	1.89	8.60
Depreciation, depletion and amortization	0.25	0.23	0.63
Noncash and other costs, net	0.12	0.11	0.15
Total unit costs	2.14	2.23	9.38
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	0.01	—
Gross profit per pound	$1.45	$1.36	$3.20

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,307	$668	$84
Treatment charges	N/A	40	N/A
Net noncash and other costs	N/A	40	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	5	N/A	N/A
Eliminations and other	4	12	4
North America copper mines	1,316	760	88
South America mining	1,192	530	74
Indonesia mining	991	587	54
Africa mining	367	172	42
Molybdenum	308	273	18
Rod & Refining	1,228	1,222	2
Atlantic Copper Smelting & Refining	638	624	11
Corporate, other & eliminations	(1,623)	(1,576)	9
As reported in FCX's consolidated financial statements	$4,417	$2,592	$298

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

VIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$1,240	$1,240	$146	$40	$1,426

Site production and delivery, before net noncash
and other costs shown below	569	506	64	15	585
By-product credits[a]	(170)	—	—	—	—
Treatment charges	36	34	—	2	36
Net cash costs	435	540	64	17	621
Depreciation, depletion and amortization	64	59	4	1	64
Noncash and other costs, net	31	31	—	—	31
Total costs	530	630	68	18	716
Revenue adjustments, primarily for pricing
on prior period open sales	(11)	(11)	—	—	(11)
Gross profit	$699	$599	$78	$22	$699

Copper sales (millions of recoverable pounds)	307	307
Molybdenum sales (millions of recoverable pounds)[c]			10

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$4.05	$4.05	$15.22

Site production and delivery, before net noncash
and other costs shown below	1.86	1.65	6.68
By-product credits[a]	(0.55)	—	—
Treatment charges	0.11	0.11	—
Unit net cash costs	1.42	1.76	6.68
Depreciation, depletion and amortization	0.21	0.19	0.34
Noncash and other costs, net	0.10	0.10	0.06
Total unit costs	1.73	2.05	7.08
Revenue adjustments, primarily for pricing
on prior period open sales	(0.04)	(0.04)	—
Gross profit per pound	$2.28	$1.96	$8.14

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,426	$585	$64
Treatment charges	N/A	36	N/A
Net noncash and other costs	N/A	31	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(11)	N/A	N/A
Eliminations and other	4	12	3
North America copper mines	1,419	664	67
South America mining	1,053	478	64
Indonesia mining	1,362	503	62
Africa mining	276	142	32
Molybdenum	332	260	14
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

IX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,755	$3,755	$363	$63	$4,181

Site production and delivery, before net noncash
and other costs shown below	1,932	1,782	165	37	1,984
By-product credits[a]	(374)	—	—	—	—
Treatment charges	120	115	—	5	120
Net cash costs	1,678	1,897	165	42	2,104
Depreciation, depletion and amortization	262	247	12	3	262
Noncash and other costs, net	98	95	2	1	98
Total costs	2,038	2,239	179	46	2,464
Revenue adjustments, primarily for pricing
on prior period open sales	6	6	—	—	6
Gross profit	$1,723	$1,522	$184	$17	$1,723

Copper sales (millions of recoverable pounds)	1,027	1,027
Molybdenum sales (millions of recoverable pounds)[c]			27

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$3.66	$3.66	$13.58

Site production and delivery, before net noncash
and other costs shown below	1.88	1.74	6.18
By-product credits[a]	(0.37)	—	—
Treatment charges	0.12	0.11	—
Unit net cash costs	1.63	1.85	6.18
Depreciation, depletion and amortization	0.26	0.24	0.45
Noncash and other costs, net	0.10	0.09	0.07
Total unit costs	1.99	2.18	6.70
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	—	—
Gross profit per pound	$1.68	$1.48	$6.88

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,181	$1,984	$262
Treatment charges	N/A	120	N/A
Net noncash and other costs	N/A	98	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	6	N/A	N/A
Eliminations and other	12	47	13
North America copper mines	4,199	2,249	275
South America mining	3,462	1,483	208
Indonesia mining	2,897	1,676	153
Africa mining	994	456	114
Molybdenum	982	812	47
Rod & Refining	3,822	3,800	7
Atlantic Copper Smelting & Refining	2,045	1,988	31
Corporate, other & eliminations	(4,904)	(4,822)	21
As reported in FCX's consolidated financial statements	$13,497	$7,642	$856

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

X

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

North America Copper Mines Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Molybdenum[a]	Other[b]	Total
Revenues, excluding adjustments	$3,820	$3,820	$429	$84	$4,333

Site production and delivery, before net noncash
and other costs shown below	1,637	1,466	178	33	1,677
By-product credits[a]	(473)	—	—	—	—
Treatment charges	97	93	—	4	97
Net cash costs	1,261	1,559	178	37	1,774
Depreciation, depletion and amortization	185	173	10	2	185
Noncash and other costs, net	117	114	2	1	117
Total costs	1,563	1,846	190	40	2,076
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	—	(1)
Gross profit	$2,256	$1,973	$239	$44	$2,256

Copper sales (millions of recoverable pounds)	912	912
Molybdenum sales (millions of recoverable pounds)[c]			27

Gross profit per pound of copper and molybdenum:

Revenues, excluding adjustments	$4.19	$4.19	$16.30

Site production and delivery, before net noncash
and other costs shown below	1.80	1.61	6.77
By-product credits[a]	(0.52)	—	—
Treatment charges	0.10	0.10	—
Unit net cash costs	1.38	1.71	6.77
Depreciation, depletion and amortization	0.20	0.19	0.38
Noncash and other costs, net	0.13	0.12	0.07
Total unit costs	1.71	2.02	7.22
Revenue adjustments, primarily for pricing
on prior period open sales	—	—	—
Gross profit per pound	$2.48	$2.17	$9.08

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,333	$1,677	$185
Treatment charges	N/A	97	N/A
Net noncash and other costs	N/A	117	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	N/A	N/A
Eliminations and other	7	32	11
North America copper mines	4,339	1,923	196
South America mining	3,903	1,330	187
Indonesia mining	4,656	1,547	179
Africa mining	963	422	98
Molybdenum	1,119	786	44
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Molybdenum credits and revenues reflect volumes produced at market-based pricing and also include tolling revenues at Sierrita.

b. Includes gold and silver product revenues and production costs.

c. Reflects molybdenum produced by the North America copper mines.

XI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,132	$1,132	$84	[a]	$1,216

Site production and delivery, before net noncash
and other costs shown below	503	464	45		509
By-product credits	(78)	—	—		—
Treatment charges	52	52	—		52
Net cash costs	477	516	45		561
Depreciation, depletion and amortization	74	71	3		74
Noncash and other costs, net	22	14	8		22
Total costs	573	601	56		657
Revenue adjustments, primarily for pricing
on prior period open sales	23	23	—		23
Gross profit	$582	$554	$28		$582

Copper sales (millions of recoverable pounds)	308	308

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.68	$3.68

Site production and delivery, before net noncash
and other costs shown below	1.63	1.51
By-product credits	(0.25)	—
Treatment charges	0.17	0.17
Unit net cash costs	1.55	1.68
Depreciation, depletion and amortization	0.24	0.23
Noncash and other costs, net	0.07	0.04
Total unit costs	1.86	1.95
Revenue adjustments, primarily for pricing
on prior period open sales	0.07	0.07
Gross profit per pound	$1.89	$1.80

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,216	$509	$74
Treatment charges	(52)	N/A	N/A
Net noncash and other costs	N/A	22	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	23	N/A	N/A
Eliminations and other	5	(1)	—
South America mining	1,192	530	74
North America copper mines	1,316	760	88
Indonesia mining	991	587	54
Africa mining	367	172	42
Molybdenum	308	273	18
Rod & Refining	1,228	1,222	2
Atlantic Copper Smelting & Refining	638	624	11
Corporate, other & eliminations	(1,623)	(1,576)	9
As reported in FCX's consolidated financial statements	$4,417	$2,592	$298

a. Includes gold sales of 21 thousand ounces ($1,736 per ounce average realized price), silver sales of 811 thousand ounces ($27.99 per ounce average realized price) and molybdenum sales of 2 million pounds ($9.71 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$1,112	$1,112	$124	[a]	$1,236

Site production and delivery, before net noncash
and other costs shown below	445	402	50		452
By-product credits	(117)	—	—		—
Treatment charges	43	43	—		43
Net cash costs	371	445	50		495
Depreciation, depletion and amortization	64	60	4		64
Noncash and other costs, net	27	22	5		27
Total costs	462	527	59		586
Revenue adjustments, primarily for pricing
on prior period open sales	(147)	(147)	—		(147)
Gross profit	$503	$438	$65		$503

Copper sales (millions of recoverable pounds)	322	322

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.45	$3.45

Site production and delivery, before net noncash
and other costs shown below	1.38	1.25
By-product credits	(0.36)	—
Treatment charges	0.13	0.13
Unit net cash costs	1.15	1.38
Depreciation, depletion and amortization	0.20	0.19
Noncash and other costs, net	0.09	0.07
Total unit costs	1.44	1.64
Revenue adjustments, primarily for pricing
on prior period open sales	(0.45)	(0.45)
Gross profit per pound	$1.56	$1.36

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,236	$452	$64
Treatment charges	(43)	N/A	N/A
Net noncash and other costs	N/A	27	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(147)	N/A	N/A
Eliminations and other	7	(1)	—
South America mining	1,053	478	64
North America copper mines	1,419	664	67
Indonesia mining	1,362	503	62
Africa mining	276	142	32
Molybdenum	332	260	14
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Includes gold sales of 23 thousand ounces ($1,664 per ounce average realized price), silver sales of 834 thousand ounces ($40.75 per ounce average realized price) and molybdenum sales of 2 million pounds ($13.53 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$3,247	$3,247	$249	[a]	$3,496

Site production and delivery, before net noncash
and other costs shown below	1,411	1,307	122		1,429
By-product credits	(231)	—	—		—
Treatment charges	147	147	—		147
Net cash costs	1,327	1,454	122		1,576
Depreciation, depletion and amortization	208	197	11		208
Noncash and other costs, net	63	41	22		63
Total costs	1,598	1,692	155		1,847
Revenue adjustments, primarily for pricing
on prior period open sales	105	105	—		105
Gross profit	$1,754	$1,660	$94		$1,754

Copper sales (millions of recoverable pounds)	895	895

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.63	$3.63

Site production and delivery, before net noncash
and other costs shown below	1.58	1.46
By-product credits	(0.26)	—
Treatment charges	0.16	0.16
Unit net cash costs	1.48	1.62
Depreciation, depletion and amortization	0.24	0.22
Noncash and other costs, net	0.07	0.05
Total unit costs	1.79	1.89
Revenue adjustments, primarily for pricing
on prior period open sales	0.12	0.12
Gross profit per pound	$1.96	$1.86

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,496	$1,429	$208
Treatment charges	(147)	N/A	N/A
Net noncash and other costs	N/A	63	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	105	N/A	N/A
Eliminations and other	8	(9)	—
South America mining	3,462	1,483	208
North America copper mines	4,199	2,249	275
Indonesia mining	2,897	1,676	153
Africa mining	994	456	114
Molybdenum	982	812	47
Rod & Refining	3,822	3,800	7
Atlantic Copper Smelting & Refining	2,045	1,988	31
Corporate, other & eliminations	(4,904)	(4,822)	21
As reported in FCX's consolidated financial statements	$13,497	$7,642	$856

a. Includes gold sales of 56 thousand ounces ($1,678 per ounce average realized price), silver sales of 2.2 million ounces ($28.84 per ounce average realized price) and molybdenum sales of 6 million pounds ($11.26 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

South America Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Other		Total
Revenues, excluding adjustments	$3,688	$3,688	$372	[a]	$4,060

Site production and delivery, before net noncash
and other costs shown below	1,268	1,159	128		1,287
By-product credits	(353)	—	—		—
Treatment charges	164	164	—		164
Net cash costs	1,079	1,323	128		1,451
Depreciation, depletion and amortization	187	175	12		187
Noncash and other costs, net	68	60	8		68
Total costs	1,334	1,558	148		1,706
Revenue adjustments, primarily for pricing
on prior period open sales	14	(6)	20		14
Gross profit	$2,368	$2,124	$244		$2,368

Copper sales (millions of recoverable pounds)	965	965

Gross profit per pound of copper:

Revenues, excluding adjustments	$3.82	$3.82

Site production and delivery, before net noncash
and other costs shown below	1.31	1.20
By-product credits	(0.36)	—
Treatment charges	0.17	0.17
Unit net cash costs	1.12	1.37
Depreciation, depletion and amortization	0.19	0.18
Noncash and other costs, net	0.07	0.06
Total unit costs	1.38	1.61
Revenue adjustments, primarily for pricing
on prior period open sales	0.01	(0.01)
Gross profit per pound	$2.45	$2.20

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,060	$1,287	$187
Treatment charges	(164)	N/A	N/A
Net noncash and other costs	N/A	68	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	14	N/A	N/A
Eliminations and other	(7)	(25)	—
South America mining	3,903	1,330	187
North America copper mines	4,339	1,923	196
Indonesia mining	4,656	1,547	179
Africa mining	963	422	98
Molybdenum	1,119	786	44
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Includes gold sales of 72 thousand ounces ($1,556 per ounce average realized price), silver sales of 2.3 million ounces ($38.70 per ounce average realized price) and molybdenum sales of 8 million pounds ($14.59 per pound average realized price), which reflects molybdenum produced by Cerro Verde at market-based pricing.

XV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$729	$729	$307	$15	[a]	$1,051

Site production and delivery, before net noncash
and other costs shown below	578	401	169	8		578
Gold and silver credits	(324)	—	—	—		—
Treatment charges	44	30	13	1		44
Royalty on metals	25	18	7	—		25
Net cash costs	323	449	189	9		647
Depreciation and amortization	54	37	16	1		54
Noncash and other costs, net	9	7	2	—		9
Total costs	386	493	207	10		710
Revenue adjustments, primarily for pricing on
prior period open sales	7	7	2	—		9
Gross profit	$350	$243	$102	$5		$350

Copper sales (millions of recoverable pounds)	195	195
Gold sales (thousands of recoverable ounces)			178

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.72	$3.72	$1,728

Site production and delivery, before net noncash
and other costs shown below	2.96	2.05	951
Gold and silver credits	(1.66)	—	—
Treatment charges	0.22	0.15	72
Royalty on metals	0.13	0.09	42
Unit net cash costs	1.65	2.29	1,065
Depreciation and amortization	0.27	0.19	88
Noncash and other costs, net	0.05	0.04	15
Total unit costs	1.97	2.52	1,168
Revenue adjustments, primarily for pricing on
prior period open sales	0.04	0.04	11
Gross profit per pound/ounce	$1.79	$1.24	$571

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,051	$578	$54
Treatment charges	(44)	N/A	N/A
Royalty on metals	(25)	N/A	N/A
Net noncash and other costs	N/A	9	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	9	N/A	N/A
Indonesia mining	991	587	54
North America copper mines	1,316	760	88
South America mining	1,192	530	74
Africa mining	367	172	42
Molybdenum	308	273	18
Rod & Refining	1,228	1,222	2
Atlantic Copper Smelting & Refining	638	624	11
Corporate, other & eliminations	(1,623)	(1,576)	9
As reported in FCX's consolidated financial statements	$4,417	$2,592	$298

a. Includes silver sales of 469 thousand ounces ($33.04 per ounce average realized price).

XVI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$831	$831	$650	$27	[a]	$1,508

Site production and delivery, before net noncash
and other costs shown below	499	275	215	9		499
Gold and silver credits	(707)	—	—	—		—
Treatment charges	47	26	20	1		47
Royalty on metals	41	23	17	1		41
Net cash (credits) costs	(120)	324	252	11		587
Depreciation and amortization	62	34	27	1		62
Noncash and other costs, net	4	2	2	—		4
Net (credits) costs	(54)	360	281	12		653
Revenue adjustments, primarily for pricing on
prior period open sales	(88)	(88)	28	2		(58)
Gross profit	$797	$383	$397	$17		$797

Copper sales (millions of recoverable pounds)	253	253
Gold sales (thousands of recoverable ounces)			384

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.29	$3.29	$1,695

Site production and delivery, before net noncash
and other costs shown below	1.98	1.09	561
Gold and silver credits	(2.80)	—	—
Treatment charges	0.18	0.10	53
Royalty on metals	0.16	0.09	46
Unit net cash (credits) costs	(0.48)	1.28	660
Depreciation and amortization	0.25	0.13	69
Noncash and other costs, net	0.01	0.01	4
Total unit (credits) costs	(0.22)	1.42	733
Revenue adjustments, primarily for pricing on
prior period open sales	(0.35)	(0.35)	74
Gross profit per pound/ounce	$3.16	$1.52	$1,036

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,508	$499	$62
Treatment charges	(47)	N/A	N/A
Royalty on metals	(41)	N/A	N/A
Net noncash and other costs	N/A	4	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(58)	N/A	N/A
Indonesia mining	1,362	503	62
North America copper mines	1,419	664	67
South America mining	1,053	478	64
Africa mining	276	142	32
Molybdenum	332	260	14
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Includes silver sales of 807 thousand ounces ($34.05 per ounce average realized price).

XVII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$1,863	$1,863	$1,150	$43	[a]	$3,056

Site production and delivery, before net noncash
and other costs shown below	1,637	998	616	23		1,637
Gold and silver credits	(1,196)	—	—	—		—
Treatment charges	107	65	40	2		107
Royalty on metals	68	42	25	1		68
Net cash costs	616	1,105	681	26		1,812
Depreciation and amortization	153	93	58	2		153
Noncash and other costs, net	39	24	15	—		39
Total costs	808	1,222	754	28		2,004
Revenue adjustments, primarily for pricing on
prior period open sales	13	13	3	—		16
Gross profit	$1,068	$654	$399	$15		$1,068

Copper sales (millions of recoverable pounds)	512	512
Gold sales (thousands of recoverable ounces)			691

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.64	$3.64	$1,665

Site production and delivery, before net noncash
and other costs shown below	3.20	1.95	892
Gold and silver credits	(2.34)	—	—
Treatment charges	0.21	0.13	58
Royalty on metals	0.13	0.08	37
Unit net cash costs	1.20	2.16	987
Depreciation and amortization	0.30	0.18	83
Noncash and other costs, net	0.08	0.05	22
Total unit costs	1.58	2.39	1,092
Revenue adjustments, primarily for pricing on
prior period open sales	0.03	0.03	4
Gross profit per pound/ounce	$2.09	$1.28	$577

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$3,056	$1,637	$153
Treatment charges	(107)	N/A	N/A
Royalty on metals	(68)	N/A	N/A
Net noncash and other costs	N/A	39	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	16	N/A	N/A
Indonesia mining	2,897	1,676	153
North America copper mines	4,199	2,249	275
South America mining	3,462	1,483	208
Africa mining	994	456	114
Molybdenum	982	812	47
Rod & Refining	3,822	3,800	7
Atlantic Copper Smelting & Refining	2,045	1,988	31
Corporate, other & eliminations	(4,904)	(4,822)	21
As reported in FCX's consolidated financial statements	$13,497	$7,642	$856

a. Includes silver sales of 1.4 million ounces ($31.04 per ounce average realized price).

XVIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Indonesia Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Gold	Silver		Total
Revenues, excluding adjustments	$3,040	$3,040	$1,829	$92	[a]	$4,961

Site production and delivery, before net noncash
and other costs shown below	1,521	932	561	28		1,521
Gold and silver credits	(1,903)	—	—	—		—
Treatment charges	145	89	53	3		145
Royalty on metals	130	79	48	3		130
Net cash (credits) costs	(107)	1,100	662	34		1,796
Depreciation and amortization	179	110	66	3		179
Noncash and other costs, net	26	16	10	—		26
Total costs	98	1,226	738	37		2,001
Revenue adjustments, primarily for pricing on
prior period open sales	(12)	(12)	(17)	(1)		(30)
Gross profit	$2,930	$1,802	$1,074	$54		$2,930

Copper sales (millions of recoverable pounds)	796	796
Gold sales (thousands of recoverable ounces)			1,168

Gross profit per pound of copper/per ounce of gold:

Revenues, excluding adjustments	$3.82	$3.82	$1,565

Site production and delivery, before net noncash
and other costs shown below	1.91	1.17	480
Gold and silver credits	(2.39)	—	—
Treatment charges	0.18	0.11	46
Royalty on metals	0.16	0.10	41
Unit net cash (credits) costs	(0.14)	1.38	567
Depreciation and amortization	0.23	0.14	56
Noncash and other costs, net	0.04	0.02	8
Total unit costs	0.13	1.54	631
Revenue adjustments, primarily for pricing on
prior period open sales	(0.01)	(0.01)	(15)
Gross profit per pound/ounce	$3.68	$2.27	$919

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$4,961	$1,521	$179
Treatment charges	(145)	N/A	N/A
Royalty on metals	(130)	N/A	N/A
Net noncash and other costs	N/A	26	N/A
Revenue adjustments, primarily for pricing on
prior period open sales	(30)	N/A	N/A
Indonesia mining	4,656	1,547	179
North America copper mines	4,339	1,923	196
South America mining	3,903	1,330	187
Africa mining	963	422	98
Molybdenum	1,119	786	44
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Includes silver sales of 2.5 million ounces ($36.44 per ounce average realized price).

XIX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$312	$312	$64	$376

Site production and delivery, before net noncash
and other costs shown below	143	127	39	166
Cobalt credits[b]	(41)	—	—	—
Royalty on metals	7	6	1	7
Net cash costs	109	133	40	173
Depreciation, depletion and amortization	42	38	4	42
Noncash and other costs, net	6	5	1	6
Total costs	157	176	45	221
Revenue adjustments, primarily for pricing
on prior period open sales	(2)	(2)	—	(2)
Gross profit	$153	$134	$19	$153

Copper sales (millions of recoverable pounds)	88	88
Cobalt sales (millions of contained pounds)			8

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.55	$3.55	$8.24

Site production and delivery, before net noncash
and other costs shown below	1.63	1.45	4.96
Cobalt credits[b]	(0.48)	—	—
Royalty on metals	0.08	0.07	0.14
Unit net cash costs	1.23	1.52	5.10
Depreciation, depletion and amortization	0.49	0.43	0.64
Noncash and other costs, net	0.07	0.06	0.08
Total unit costs	1.79	2.01	5.82
Revenue adjustments, primarily for pricing
on prior period open sales	(0.02)	(0.02)	0.05
Gross profit per pound	$1.74	$1.52	$2.47

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$376	$166	$42
Royalty on metals	(7)	N/A	N/A
Net noncash and other costs	N/A	6	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(2)	N/A	N/A
Africa mining	367	172	42
North America copper mines	1,316	760	88
South America mining	1,192	530	74
Indonesia mining	991	587	54
Molybdenum	308	273	18
Rod & Refining	1,228	1,222	2
Atlantic Copper Smelting & Refining	638	624	11
Corporate, other & eliminations	(1,623)	(1,576)	9
As reported in FCX's consolidated financial statements	$4,417	$2,592	$298

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XX

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Three Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$226	$226	$56	$282

Site production and delivery, before net noncash
and other costs shown below	101	92	31	123
Cobalt credits[b]	(34)	—	—	—
Royalty on metals	5	4	1	5
Net cash costs	72	96	32	128
Depreciation, depletion and amortization	32	27	5	32
Noncash and other costs, net	19	15	4	19
Total costs	123	138	41	179
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	—	(1)
Gross profit	$102	$87	$15	$102

Copper sales (millions of recoverable pounds)	65	65
Cobalt sales (millions of contained pounds)			6

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.46	$3.46	$10.05

Site production and delivery, before net noncash
and other costs shown below	1.55	1.40	5.71
Cobalt credits[b]	(0.51)	—	—
Royalty on metals	0.08	0.06	0.15
Unit net cash costs	1.12	1.46	5.86
Depreciation, depletion and amortization	0.48	0.41	0.88
Noncash and other costs, net	0.29	0.25	0.53
Total unit costs	1.89	2.12	7.27
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	(0.10)
Gross profit per pound	$1.56	$1.33	$2.68

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$282	$123	$32
Royalty on metals	(5)	N/A	N/A
Net noncash and other costs	N/A	19	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	N/A	N/A
Africa mining	276	142	32
North America copper mines	1,419	664	67
South America mining	1,053	478	64
Indonesia mining	1,362	503	62
Molybdenum	332	260	14
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXI

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2012
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$845	$845	$157	$1,002

Site production and delivery, before net noncash
and other costs shown below	368	341	95	436
Cobalt credits[b]	(91)	—	—	—
Royalty on metals	18	16	2	18
Net cash costs	295	357	97	454
Depreciation, depletion and amortization	114	101	13	114
Noncash and other costs, net	20	18	2	20
Total costs	429	476	112	588
Revenue adjustments, primarily for pricing
on prior period open sales	8	8	2	10
Gross profit	$424	$377	$47	$424

Copper sales (millions of recoverable pounds)	239	239
Cobalt sales (millions of contained pounds)			19

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.54	$3.54	$8.36

Site production and delivery, before net noncash
and other costs shown below	1.54	1.43	5.05
Cobalt credits[b]	(0.39)	—	—
Royalty on metals	0.08	0.06	0.13
Unit net cash costs	1.23	1.49	5.18
Depreciation, depletion and amortization	0.48	0.42	0.68
Noncash and other costs, net	0.09	0.08	0.12
Total unit costs	1.80	1.99	5.98
Revenue adjustments, primarily for pricing
on prior period open sales	0.03	0.03	0.12
Gross profit per pound	$1.77	$1.58	$2.50

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$1,002	$436	$114
Royalty on metals	(18)	N/A	N/A
Net noncash and other costs	N/A	20	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	10	N/A	N/A
Africa mining	994	456	114
North America copper mines	4,199	2,249	275
South America mining	3,462	1,483	208
Indonesia mining	2,897	1,676	153
Molybdenum	982	812	47
Rod & Refining	3,822	3,800	7
Atlantic Copper Smelting & Refining	2,045	1,988	31
Corporate, other & eliminations	(4,904)	(4,822)	21
As reported in FCX's consolidated financial statements	$13,497	$7,642	$856

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Africa Mining Product Revenues and Production Costs and Unit Net Cash Costs

Nine Months Ended September 30, 2011
	By-Product	Co-Product Method
(In Millions)	Method	Copper	Cobalt	Total
Revenues, excluding adjustments[a]	$779	$779	$201	$980

Site production and delivery, before net noncash
and other costs shown below	313	275	105	380
Cobalt credits[b]	(136)	—	—	—
Royalty on metals	18	14	4	18
Net cash costs	195	289	109	398
Depreciation, depletion and amortization	98	83	15	98
Noncash and other costs, net	42	35	7	42
Total costs	335	407	131	538
Revenue adjustments, primarily for pricing
on prior period open sales	(1)	(1)	2	1
Gross profit	$443	$371	$72	$443

Copper sales (millions of recoverable pounds)	200	200
Cobalt sales (millions of contained pounds)			19

Gross profit per pound of copper/cobalt:

Revenues, excluding adjustments[a]	$3.89	$3.89	$10.71

Site production and delivery, before net noncash
and other costs shown below	1.57	1.37	5.62
Cobalt credits[b]	(0.68)	—	—
Royalty on metals	0.09	0.07	0.18
Unit net cash costs	0.98	1.44	5.80
Depreciation, depletion and amortization	0.49	0.41	0.82
Noncash and other costs, net	0.20	0.18	0.36
Total unit costs	1.67	2.03	6.98
Revenue adjustments, primarily for pricing
on prior period open sales	(0.01)	(0.01)	0.12
Gross profit per pound	$2.21	$1.85	$3.85

Reconciliation to Amounts Reported			Depreciation,
		Production	Depletion and
(In Millions)	Revenues	and Delivery	Amortization
Totals presented above	$980	$380	$98
Royalty on metals	(18)	N/A	N/A
Net noncash and other costs	N/A	42	N/A
Revenue adjustments, primarily for pricing
on prior period open sales	1	N/A	N/A
Africa mining	963	422	98
North America copper mines	4,339	1,923	196
South America mining	3,903	1,330	187
Indonesia mining	4,656	1,547	179
Molybdenum	1,119	786	44
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Includes point-of-sale transportation costs as negotiated in customer contracts.

b. Net of cobalt downstream processing and freight costs.

XXIII

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Three Months Ended September 30,
(In Millions)	2012	2011

Revenues, excluding adjustments	$119	$163

Site production and delivery, before net noncash
and other costs shown below	54	55
Treatment charges and other	8	11
Net cash costs	62	66
Depreciation, depletion and amortization	9	10
Noncash and other costs, net	4	—
Total costs	75	76
Gross profit[a]	$44	$87

Molybdenum sales (millions of recoverable pounds)[b]	9	11

Gross profit per pound of molybdenum:

Revenues, excluding adjustments	$13.69	$15.38

Site production and delivery, before net noncash
and other costs shown below	6.23	5.21
Treatment charges and other	0.88	1.03
Unit net cash costs	7.11	6.24
Depreciation, depletion and amortization	1.00	0.94
Noncash and other costs, net	0.52	0.03
Total unit costs	8.63	7.21
Gross profit per pound	$5.06	$8.17

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Three Months Ended September 30, 2012	Revenues	and Delivery	Amortization
Totals presented above	$119	$54	$9
Treatment charges and other	(8)	N/A	N/A
Net noncash and other costs	N/A	4	N/A
Henderson mine	111	58	9
Other molybdenum operations and eliminations[c]	197	215	9
Molybdenum	308	273	18
North America copper mines	1,316	760	88
South America mining	1,192	530	74
Indonesia mining	991	587	54
Africa mining	367	172	42
Rod & Refining	1,228	1,222	2
Atlantic Copper Smelting & Refining	638	624	11
Corporate, other & eliminations	(1,623)	(1,576)	9
As reported in FCX's consolidated financial statements	$4,417	$2,592	$298

Three Months Ended September 30, 2011
Totals presented above	$163	$55	$10
Treatment charges and other	(11)	N/A	N/A
Net noncash and other costs	N/A	—	N/A
Henderson mine	152	55	10
Other molybdenum operations and eliminations[c]	180	205	4
Molybdenum	332	260	14
North America copper mines	1,419	664	67
South America mining	1,053	478	64
Indonesia mining	1,362	503	62
Africa mining	276	142	32
Rod & Refining	1,396	1,390	2
Atlantic Copper Smelting & Refining	837	826	11
Corporate, other & eliminations	(1,480)	(1,693)	5
As reported in FCX's consolidated financial statements	$5,195	$2,570	$257

a. Gross profit reflects sales of Henderson production based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Reflects production at the Henderson molybdenum mine.
c. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines. Also includes the results of the Climax molybdenum mine, which commenced commercial production in May 2012.

XXIV

FREEPORT-McMoRan COPPER & GOLD INC.
PRODUCT REVENUES AND PRODUCTION COSTS (continued)

Henderson Molybdenum Mine Product Revenues and Production Costs and Unit Net Cash Costs

	Nine Months Ended September 30,
(In Millions)	2012	2011

Revenues, excluding adjustments	$383	$499

Site production and delivery, before net noncash
and other costs shown below	159	158
Treatment charges and other	23	28
Net cash costs	182	186
Depreciation, depletion and amortization	25	27
Noncash and other costs, net	5	1
Total costs	212	214
Gross profit[a]	$171	$285

Molybdenum sales (millions of recoverable pounds)[b]	26	30

Gross profit per pound of molybdenum:

Revenues, excluding adjustments	$14.61	$16.66

Site production and delivery, before net noncash
and other costs shown below	6.06	5.26
Treatment charges and other	0.88	0.93
Unit net cash costs	6.94	6.19
Depreciation, depletion and amortization	0.95	0.90
Noncash and other costs, net	0.21	0.04
Total unit costs	8.10	7.13
Gross profit per pound	$6.51	$9.53

Reconciliation to Amounts Reported
(In Millions)			Depreciation,
		Production	Depletion and
Nine Months Ended September 30, 2012	Revenues	and Delivery	Amortization
Totals presented above	$383	$159	$25
Treatment charges and other	(23)	N/A	N/A
Net noncash and other costs	N/A	5	N/A
Henderson mine	360	164	25
Other molybdenum operations and eliminations[c]	622	648	22
Molybdenum	982	812	47
North America copper mines	4,199	2,249	275
South America mining	3,462	1,483	208
Indonesia mining	2,897	1,676	153
Africa mining	994	456	114
Rod & Refining	3,822	3,800	7
Atlantic Copper Smelting & Refining	2,045	1,988	31
Corporate, other & eliminations	(4,904)	(4,822)	21
As reported in FCX's consolidated financial statements	$13,497	$7,642	$856

Nine Months Ended September 30, 2011
Totals presented above	$499	$158	$27
Treatment charges and other	(28)	N/A	N/A
Net noncash and other costs	N/A	1	N/A
Henderson mine	471	159	27
Other molybdenum operations and eliminations[c]	648	627	17
Molybdenum	1,119	786	44
North America copper mines	4,339	1,923	196
South America mining	3,903	1,330	187
Indonesia mining	4,656	1,547	179
Africa mining	963	422	98
Rod & Refining	4,310	4,292	6
Atlantic Copper Smelting & Refining	2,252	2,274	30
Corporate, other & eliminations	(4,824)	(5,070)	16
As reported in FCX's consolidated financial statements	$16,718	$7,504	$756

a. Gross profit reflects sales of Henderson production based on volumes produced at market-based pricing. On a consolidated basis, the Molybdenum division includes profits on sales as they are made to third parties and realizations based on actual contract terms. As a result, the actual gross profit realized will differ from the amounts reported in this table.

b. Reflects production at the Henderson molybdenum mine.
c. Primarily includes amounts associated with the molybdenum sales company, which includes sales of molybdenum produced at the North and South America copper mines. Also includes the results of the Climax molybdenum mine, which commenced commercial production in May 2012.

XXV

FREEPORT-McMoRan COPPER & GOLD INC.
PROVISION FOR INCOME TAXES

Following are summaries of the approximate amounts in the calculation of FCX's consolidated provision for income taxes for the third quarters and first nine months of 2012 and 2011 (in millions, except percentages):

	Three Months Ended September 30,
	2012					2011
				Income Tax				Income Tax
		Effective		(Provision)			Effective	(Provision)
	Income[a]	Tax Rate		Benefit		Income[a]	Tax Rate	Benefit
U.S.	$438	22%		$(98)		$530	31%	$(163)
South America	539	40%		(218)	[b]	499	40%	(202)	[c]
Indonesia	297	37%		(111)		765	44%	(333)
Africa	95	29%		(28)		53	38%	(20)
Eliminations and other	(15)	N/A		9		253	N/A	(88)
Annualized rate adjustment[d]	N/A	N/A		(3)		N/A	N/A	(2)
	1,354	33%		(449)		2,100	38%	(808)
Deferred tax liability adjustment[e]	—	N/A		234		—	N/A	—
Consolidated FCX	$1,354	16%		$(215)		$2,100	38%	$(808)

	Nine Months Ended September 30,
	2012					2011
				Income Tax				Income Tax
		Effective		(Provision)			Effective	(Provision)
	Income[a]	Tax Rate		Benefit		Income[a]	Tax Rate	Benefit
U.S.	$1,231	24%		$(291)		$1,772	24%	$(421)
South America	1,675	36%		(609)	[b]	2,326	36%	(829)	[c]
Indonesia	940	41%		(387)		2,870	43%	(1,234)
Africa	263	30%		(79)		293	34%	(100)
Eliminations and other	54	N/A		10		304	N/A	(127)
Annualized rate adjustment[d]	N/A	N/A		(6)		N/A	N/A	13
	4,163	33%	[f]	(1,362)		7,565	36%	(2,698)
Deferred tax liability adjustment[e]	—	N/A		234		—	N/A	—
Consolidated FCX	$4,163	27%		$(1,128)		$7,565	36%	$(2,698)

a.	Represents income by geographic location before income taxes and equity in affiliated companies' net earnings.

b.
In July 2012, Cerro Verde signed a new 15-year mining stability agreement with the Peruvian government, which is expected to become effective when the current mining stability agreement expires on December 31, 2013. In connection with the new mining stability agreement, Cerro Verde's income tax rate will increase from 30 percent to 32 percent. As a result of the change in the income tax rate, FCX recognized additional deferred tax expense of $26 million ($23 million net of noncontrolling interests) in third-quarter 2012, which relates primarily to the assets recorded in connection with the 2007 acquisition of Freeport-McMoRan Corporation (FMC).

c.
In September 2011, Peru enacted a new mining tax and royalty regime and also created a special mining burden that companies with stability agreements could elect to pay. Cerro Verde elected to pay this special mining burden during the remaining term of its stability agreement. As a result, Cerro Verde recognized additional current and deferred tax expense of $57 million ($50 million net of noncontrolling interests) in third-quarter 2011. The deferred portion of this accrual relates primarily to the assets recorded in connection with the 2007 acquisition of FMC.

d.	In accordance with applicable accounting rules, FCX adjusts its interim provision for income taxes equal to its estimated annualized tax rate.

e.
With the exception of Tenke Fungurume S.A.R.L. (TFM), FCX has not elected to permanently reinvest earnings from its foreign subsidiaries and has recorded deferred tax liabilities for foreign earnings that are available to be repatriated to the U.S. Cerro Verde previously recorded deferred Peruvian income tax liabilities for income taxes that would become payable if the reinvested profits used to fund the initial Cerro Verde sulfide expansion are distributed prior to the expiration of Cerro Verde's current stability agreement on December 31, 2013.  Based on FCX's expected future cash requirements, including funding for Cerro Verde's large-scale concentrator expansion, it does not believe that the reinvested profits will be distributed prior to December 31, 2013. Accordingly, a net deferred tax liability of $234 million ($123 million net of noncontrolling interest) was reversed and recognized as an income tax benefit in third-quarter 2012.

f.
FCX's consolidated effective income tax rate is a function of the combined effective tax rates for the jurisdictions in which it operates. Accordingly, variations in the relative proportions of jurisdictional income result in fluctuations to FCX's consolidated effective income tax rate. Assuming average prices of $3.70 per pound for copper, $1,700 per ounce for gold and $11 per pound for molybdenum for fourth-quarter 2012 and achievement of current sales volume and cost estimates, FCX estimates its annual consolidated effective tax rate, excluding the impact of the deferred tax liability adjustment in note e, will approximate 33 percent.

XXVI

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS

FCX has organized its operations into five primary divisions - North America copper mines, South America mining, Indonesia mining, Africa mining and Molybdenum operations. Notwithstanding this structure, FCX internally reports information on a mine-by-mine basis. Therefore, FCX concluded that its operating segments include individual mines or operations. Operating segments that meet certain thresholds are reportable segments, which are separately disclosed in the following table.

Intersegment Sales. Intersegment sales between FCX's operations are based on similar arms-length transactions with third parties at the time of the sale. Intersegment sales may not be reflective of the actual prices ultimately realized because of a variety of factors, including additional processing, timing of sales to unaffiliated customers and transportation premiums.

Allocations. FCX allocates certain operating costs, expenses and capital expenditures to the operating divisions and individual segments. However, not all costs and expenses applicable to a mine or operation are allocated. All U.S. federal and state income taxes are recorded and managed at the corporate level, whereas foreign income taxes are recorded and managed at the applicable country. In addition, most exploration and research activities are managed at the corporate level, and those costs along with some selling, general and administrative costs are not allocated to the operating divisions or segments. Accordingly, the following segment information reflects management determinations that may not be indicative of what the actual financial performance of each operating division or segment would be if it was an independent entity.

XXVII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)

(In Millions)	North America Copper Mines			South America				Indonesia		Africa
													Atlantic
													Copper	Corporate,
		Other		Cerro		Other					Molyb-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde		Mines	Total	Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Three Months Ended September 30, 2012
Revenues:
Unaffiliated customers	$39	$10	$49	$504		$491	$995	$845	[a]	$365	$308	$1,221	$633	$1	$4,417
Intersegment	456	811	1,267	71		126	197	146		2	—	7	5	(1,624)	—
Production and delivery	268	492	760	197		333	530	587		172	273	1,222	624	(1,576)	2,592
Depreciation, depletion and amortization	31	57	88	39		35	74	54		42	18	2	11	9	298
Selling, general and administrative expenses	—	1	1	1		1	2	31		2	3	—	4	67	110
Exploration and research expenses	1	—	1	—		—	—	—		—	—	—	—	78	79
Environmental obligations and shutdown costs	—	—	—	—		—	—	—		—	—	—	—	(73)	(73)
Operating income (loss)	195	271	466	338		248	586	319		151	14	4	(1)	(128)	1,411

Interest expense, net	1	1	2	—		—	—	3		—	—	—	3	34	42
Provision for (benefit from) income taxes	—	—	—	(88)	[b]	72	(16)	111		28	—	—	—	92	215
Total assets at September 30, 2012	2,297	5,528	7,825	5,704		4,232	9,936	6,393		4,490	2,580	330	1,192	1,771	34,517
Capital expenditures	108	164	272	180		87	267	237		131	44	2	4	14	971

Three Months Ended September 30, 2011
Revenues:
Unaffiliated customers	$78	$44	$122	$396		$570	$966	$1,275	[a]	$275	$332	$1,389	$834	$2	$5,195
Intersegment	450	847	1,297	105		(18)	87	87		1	—	7	3	(1,482)	—
Production and delivery	252	412	664	196		282	478	503		142	260	1,390	826	(1,693)	2,570
Depreciation, depletion and amortization	27	40	67	32		32	64	62		32	14	2	11	5	257
Selling, general and administrative expenses	—	1	1	1		1	2	29		1	3	—	5	61	102
Exploration and research expenses	3	—	3	—		—	—	—		—	1	—	—	74	78
Environmental obligations and shutdown costs	1	(15)	(14)	—		—	—	—		—	—	—	—	52	38
Operating income (loss)	245	453	698	272		237	509	768		101	54	4	(5)	21	2,150

Interest expense, net	—	1	1	—		—	—	7		2	—	—	4	64	78
Provision for income taxes	—	—	—	154		48	202	333		20	—	—	—	253	808
Total assets at September 30, 2011	1,981	4,966	6,947	4,886		3,475	8,361	5,437		3,791	2,342	323	955	3,552	31,708
Capital expenditures	21	117	138	64		110	174	162		49	155	2	5	32	717

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $520 million in third-quarter 2012 and $665 million in third-quarter 2011.
b. Includes a credit of $234 million for the reversal of a net deferred tax liability. For further discussion refer to the supplemental schedule, "Provision for Income Taxes," on page XXVI.

XXVIII

FREEPORT-McMoRan COPPER & GOLD INC.
BUSINESS SEGMENTS (continued)
(In Millions)	North America Copper Mines			South America				Indonesia		Africa
													Atlantic
													Copper	Corporate,
		Other		Cerro		Other					Molyb-	Rod &	Smelting	Other &	FCX
	Morenci	Mines	Total	Verde		Mines	Total	Grasberg		Tenke	denum	Refining	& Refining	Eliminations	Total
Nine Months Ended September 30, 2012
Revenues:
Unaffiliated customers	$157	$22	$179	$1,285		$1,563	$2,848	$2,673	[a]	$985	$982	$3,802	$2,023	$5	$13,497
Intersegment	1,374	2,646	4,020	349		265	614	224		9	—	20	22	(4,909)	—
Production and delivery	803	1,446	2,249	575		908	1,483	1,676		456	812	3,800	1,988	(4,822)	7,642
Depreciation, depletion and amortization	95	180	275	102		106	208	153		114	47	7	31	21	856
Selling, general and administrative expenses	1	2	3	2		3	5	91		5	9	—	14	184	311
Exploration and research expenses	1	—	1	—		—	—	—		—	2	—	—	211	214
Environmental obligations and shutdown costs	—	42	42	—		—	—	—		—	—	—	—	(24)	18
Operating income (loss)	631	998	1,629	955		811	1,766	977		419	112	15	12	(474)	4,456

Interest expense, net	1	3	4	5		—	5	6		—	—	—	9	124	148
Provision for income taxes	—	—	—	131	[b]	244	375	387		79	—	—	—	287	1,128
Capital expenditures	204	365	569	365		294	659	624		428	197	5	11	25	2,518

Nine Months Ended September 30, 2011
Revenues:
Unaffiliated customers	$371	$154	$525	$1,662		$1,803	$3,465	$4,112	[a]	$959	$1,119	$4,291	$2,241	$6	$16,718
Intersegment	1,274	2,540	3,814	303		135	438	544		4	—	19	11	(4,830)	—
Production and delivery	719	1,204	1,923	569		761	1,330	1,547		422	786	4,292	2,274	(5,070)	7,504
Depreciation, depletion and amortization	85	111	196	102		85	187	179		98	44	6	30	16	756
Selling, general and administrative expenses	1	2	3	3		2	5	100		6	11	—	18	180	323
Exploration and research expenses	4	—	4	—		—	—	—		—	3	—	—	187	194
Environmental obligations and shutdown costs	4	(15)	(11)	—		—	—	—		—	—	1	—	108	98
Operating income (loss)	832	1,392	2,224	1,291		1,090	2,381	2,830		437	275	11	(70)	(245)	7,843

Interest expense, net	2	4	6	1		—	1	9		5	—	—	12	217	250
Provision for income taxes	—	—	—	476		353	829	1,234		100	—	—	—	535	2,698
Capital expenditures	69	273	342	120		311	431	463		89	317	7	29	71	1,749

a. Includes PT Freeport Indonesia's sales to PT Smelting totaling $1.5 billion for the first nine months of 2012 and $2.0 billion for the first nine months of 2011.
b. Includes a credit of $234 million for the reversal of a net deferred tax liability. For further discussion refer to the supplemental schedule, "Provision for Income Taxes," on page XXVI.

XXIX